UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2023

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Background

As previously disclosed by Scilex Holding Company (the “Company”), on February 13, 2023, Sorrento Therapeutics, Inc. (“Sorrento”), the Company’s then-controlling stockholder, and Sorrento’s wholly-owned direct subsidiary, Scintilla Pharmaceuticals, Inc. (“Scintilla” and together with Sorrento, the “Debtors”), commenced voluntary proceedings under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Debtors’ Chapter 11 proceedings are jointly administered under the caption In re Sorrento Therapeutics, Inc., et al., Case Number 23-90085 (DRJ) (the “Chapter 11 Cases”).

As previously disclosed by the Company, on July 5, 2023, the Debtors executed, and the Bankruptcy Court entered an interim order (the “Interim DIP Order”) approving, that certain Debtor-in-Possession Term Loan Facility Summary of Terms and Conditions with the Company (the “Loan Agreement”), pursuant to which the Company provided the Debtors with a non-amortizing super-priority junior secured term loan facility (the “Junior DIP Facility”) in an aggregate principal amount not to exceed the sum of (i) $20,000,000 (the “Base Amount”), plus (ii) the amount of the commitment fee and the funding fee, each equal to 1% of the Base Amount, plus (iii) the amount of the DIP Lender Holdback (as defined in the Interim DIP Order). The Bankruptcy Court entered a final order approving the Junior DIP Facility on July 27, 2023. After a hearing before the Bankruptcy Court on August 7, 2023, the Bankruptcy Court approved (and Oramed Pharmaceuticals Inc. (“Oramed”) had previously agreed), pursuant to definitive financing documentation entered into on August 9, 2023, to provide the Debtors a non-amortizing super-priority senior secured debtor-in-possession term loan facility (the “Senior DIP Facility”) in an aggregate principal amount of $100,000,000, which amount was subsequently drawn in full by the Debtors.

Also as previously disclosed by the Company, in connection with the Chapter 11 Cases, Sorrento entered into that certain Stock Purchase Agreement, dated August 7, 2023 (as amended by that certain First Amendment to Stock Purchase Agreement, dated August 9, 2023, and that certain Second Amendment to Stock Purchase Agreement, dated August 21, 2023, the “Original Oramed SPA”), with Oramed, pursuant to which Oramed agreed to buy, and Sorrento agreed to sell for a purchase price of $105 million (which purchase price consisted of a credit bid on a dollar-for-dollar basis in respect of the full amount of outstanding obligations under the Senior DIP Facility as of the closing date of the sale, with the remaining balance to be paid in cash to Sorrento), following the conclusion of the auction that commenced on August 14, 2023, the following: (i) 59,726,737 shares of the common stock, par value $0.0001 per share, of the Company (“Common Stock”); (ii) 29,057,096 shares of Series A preferred stock, par value $0.0001 per share, of the Company (“Series A Preferred Stock”); and (iii) warrants exercisable for 2,245,309 shares of Common Stock (collectively, the “Original Oramed Transaction”).

The Original Oramed Transaction pursuant to the Original Oramed SPA was subsequently terminated on September 21, 2023, in connection with the closing of the transactions described below.

Securities Purchase Agreement with Oramed

On September 21, 2023 (the “Closing Date”), the Company entered into, and consummated the transactions contemplated by, a Securities Purchase Agreement (the “Scilex-Oramed SPA”) with Oramed and the Agent (as defined below).

Pursuant to the Scilex-Oramed SPA, among other things, on September 21, 2023, the Company (i) issued to Oramed (A) a senior secured promissory note due 18 months from the date of issuance in the principal amount of $101,875,000 (the “Oramed Note”), (B) a warrant to purchase up to an aggregate of 4,500,000 shares of Common Stock (the “Closing Penny Warrant”), with an exercise price of $0.01 per share and restrictions on exerciseability, and (C) warrants to purchase up to an aggregate of 8,500,000 shares of Common Stock (the “Subsequent Penny Warrants” and together with the Closing Penny Warrant, the “Penny Warrants”), each with an exercise price of $0.01 per share and each with restrictions on exerciseability, and (ii) caused certain outstanding warrants to purchase up to an aggregate of 4,000,000 shares of Common Stock, with an exercise price of $11.50 per share, that the Company acquired under the Sorrento SPA (as defined and described below) to be transferred to Oramed (the “Transferred Warrants” and together with the Penny Warrants, the “Warrants”).

The Scilex-Oramed SPA contains customary representations, warranties and agreements by the Company and customary conditions to closing. Under the Scilex-Oramed SPA, the Company agreed that until such time as Oramed no longer holds any of the Warrants, the Company will not effect or enter into an agreement to effect any issuance of shares of Common Stock or Common Stock equivalents involving an at-the-market offering or variable rate transaction; provided that the foregoing restriction will not apply to the Company’s ATM Program (if implemented) or ELOCS (each as defined in the Oramed Note).

Pursuant to the terms and conditions contained in the Scilex-Oramed SPA, the Company also agreed to reimburse Oramed for up to $2,910,000 for its legal and other advisor costs, fees and expenses incurred by Oramed in connection with the Sorrento SPA (as defined below), the Senior DIP Facility, the Scilex-Oramed SPA and certain other transaction documents, $1,910,000 of which was paid on the Closing Date, and $1,000,000 of which was included in the initial principal amount of the Oramed Note.

The foregoing summary of the Scilex-Oramed SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the Scilex-Oramed SPA, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

The representations, warranties and covenants contained in the Scilex-Oramed SPA were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Scilex-Oramed SPA and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Scilex-Oramed SPA is incorporated herein by reference only to provide investors with information regarding the terms of the Scilex-Oramed SPA and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (the “SEC”).

This report does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Senior Secured Promissory Note

The Oramed Note issued to Oramed (together with its successors and permitted assigns, the “Holder”) pursuant to the Scilex-Oramed SPA matures on March 21, 2025 and is payable in six principal installments, with the first installment in the principal amount of $5,000,000 payable on December 21, 2023, the second installment in the principal amount of $15,000,000 payable on March 21, 2024 and the next three installments each in the principal amount of $20,000,000 payable on each of June 21, 2024, September 21, 2024 and December 21, 2024 and with the last installment in the entire remaining principal balance of the Oramed Note payable on March 21, 2025. Interest under the Oramed Note accrues at a fluctuating per annum interest rate equal to the sum of (1) greater of (x) four percent (4%) and (y) Term SOFR (as defined in the Oramed Note) and (2) eight and one half percent (8.5%), payable in-kind on a monthly basis.

Pursuant to the Oramed Note, if the outstanding principal of the Oramed Note has not been repaid in full on or prior to March 21, 2024, an exit fee of $3,056,250 shall become fully earned with respect to the Oramed Note, which shall be due and payable on the date on which the outstanding principal amount of the Oramed Note is paid in full. Upon the occurrence and during the continuance of an event of default under the Oramed Note, the holders of more than fifty percent (50%) of aggregate unpaid principal amount of the Oramed Notes (the “Required Holders”) may elect to cause all outstanding amounts under the Oramed Note to accrue interest at a default rate equal to the lesser of (i) Term SOFR plus fifteen percent (15%) or (ii) the maximum rate permitted under applicable law.

Any voluntary prepayments of the Oramed Note occurring prior to the one year anniversary of the Closing Date are required to be paid together with a make-whole amount equal to 50% of the amount of additional interest that would accrue on the principal amount so prepaid under the Oramed Note from the date of such prepayment through and including the maturity date. If the Oramed Note is accelerated upon an event of default, the Company is required to repay the principal amount of the Oramed Note at a mandatory default rate of 125% of such principal amount (together with 100% of accrued and unpaid interest thereon and all other amounts due in respect of the Oramed Note).

The Oramed Note contains mandatory prepayment provisions requiring the Company and its subsidiaries to, following the earlier of (x) April 1, 2024, and (y) the date on which the Acceptable Indebtedness (as defined in the Oramed Note) is repaid in full, use 70% of the net cash proceeds of any Cash Sweep Financing (as defined in the Oramed Note) or advance under the ELOCs (as defined in the Oramed Note) to prepay the outstanding principal amount of the Oramed Note (the “Mandatory Prepayment Sweep”).

Additionally, pursuant to the Oramed Note, until all obligations arising under the Oramed Note have been paid in full, the Company agreed to allow one representative (the “Board Observer”) designated by the Required Holders to attend and participate in all meetings of the Board of Directors of the Company and any committees and sub-committees thereof. The Company (i) will reimburse the Board Observer up to $10,000 per year for reasonable and documented out-of-pocket expenses incurred by the Board Observer and (ii) will pay the Board Observer a fee equivalent to the fees paid to independent directors of the Company; provided that such fees will be capped at $80,000 per year (provided that such amounts are subject to increase upon terms and conditions more fully set forth in the Oramed Note).

Pursuant to the terms and conditions included in the Oramed Note, the Holder of the Oramed Note has certain information rights, which include the right to receive the Company’s annual financial statements, quarterly financial statements, annual budgets and monthly reports, among other information. Certain information provided to the holder of the Oramed Note may consist of material non-public information.

The Oramed Note contains affirmative and negative covenants binding on the Company and its subsidiaries which restrict, among other things, the Company and its subsidiaries from incurring indebtedness or liens, amending charter and organizational documents, repaying or repurchasing stock, repaying, repurchasing, or acquiring indebtedness, paying or declaring cash dividends, assigning, selling, transferring or otherwise disposing of assets, making or holding investments, entering into transactions with affiliates, and entering into settlement agreements, in each case as more fully set forth in, and subject to certain qualifications, exceptions, and “baskets” set forth in the Oramed Note. The Oramed Note also contains covenants requiring the Company to maintain a segregated bank account under specific terms and conditions, for purposes of receiving the Mandatory Prepayment Sweep, requiring SCLX JV (as defined below) to comply with the separateness representations and covenants in its organizational documents, and requiring the Company’s subsidiary, SCLX DRE Holdings LLC, to maintain its status as a passive holding company.

The Oramed Note contains certain customary events of default, including, without limitation a cross-default to other specified indebtedness or any other indebtedness involving an obligation of greater than $1,000,000, as well as an event of default upon a Change of Control Transaction or Fundamental Transaction (in each case, as defined in the Oramed Note). The Oramed Note also contains additional events of default with respect to certain events relating to the Company’s obligations under the Registration Rights Agreement and relating to the Warrants and/or the shares underlying the Warrants, in each case as more fully set forth in the Oramed Note.

The Oramed Note, along with the other transaction documents, following the consummation of the Oramed DIP Assumption, amended and restated and replaced in their entirety the definitive documents memorializing the Senior DIP Facility, and the DIP Facility Obligations (as defined below) were amended and restated and replaced in their entirety with the obligations under the Oramed Note and the other senior secured promissory notes issued by the Company after the Closing Date in full or partial substitution of the Oramed Note (“Additional Notes”).

The foregoing summary of the Oramed Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Oramed Note, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

The representations, warranties and covenants contained in the Oramed Note were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Oramed Note and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Oramed Note is incorporated herein by reference only to provide investors with information regarding the terms of the Oramed Note and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

This report does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

The Warrants

Penny Warrants Issued to Oramed

The Closing Penny Warrant will be exercisable upon the earliest of (i) March 14, 2025, (ii) the date on which the Oramed Note has been repaid in full and (iii) the Management Sale Trigger Date (as defined therein), if any, and will expire on the date that is the fifth anniversary of the issuance date. For purposes of the Penny Warrants, the Management Sale Trigger Date is generally the first date that either Dr. Henry Ji, the Company’s Executive Chairperson, or Mr. Jaisim Shah, the Company’s Chief Executive Officer and President and a member of the Company’s Board of Directors, engages in certain sales or other similar transfers of shares of Common Stock or other of the Company’s or any of its subsidiaries’ securities, subject to certain exceptions as are customary for lock-up agreements executed by directors and officers in connection with financings or similar transactions.

The Company issued four Subsequent Penny Warrants, each for 2,125,000 shares of Common Stock, one of which shall vest and become exerciseable on the date that is the later of (i) each of March 19, 2024, June 17, 2024, September 15, 2024 or December 14, 2024 (the “Subsequent Penny Warrant Vesting Date”) and (ii) the earliest of (A) March 14, 2025, (B) the date on which the Oramed Note has been repaid in full and (C) the Management Sale Trigger Date (as defined therein), if any. Each Subsequent Penny Warrant will expire on the date that is the fifth anniversary of the issuance date; provided that, if the Oramed Note is repaid in full prior to the Subsequent Penny Warrant Vesting Date applicable to such Subsequent Penny Warrant, such Subsequent Penny Warrant will expire on the date the Oramed Note is repaid in full.

The exercise price of the Closing Penny Warrant issued to Oramed pursuant to the Scilex-Oramed SPA is $0.01 per share, subject to adjustment as provided therein. The exercise price and number of shares of Common Stock issuable upon the exercise of the Penny Warrants will be subject to adjustment in the event of any stock dividend, stock split, recapitalization, reorganization or similar transaction, as described in the Penny Warrants; provided that there shall not be any adjustment to the exercise price of the Penny Warrants in the event the Company combines (by combination, reverse stock split or otherwise) its Common Stock into a smaller number of shares. Oramed may exercise the Penny Warrants by means of a “cashless exercise.” The Closing Penny Warrant and the Subsequent Penny Warrants utilize the same form of warrant.

The Penny Warrants may not be exercised if Oramed, together with its affiliates, would beneficially own in excess of 9.9% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, Oramed may increase or decrease the Beneficial Ownership Limitation.

The foregoing summaries of the Closing Penny Warrant and the Subsequent Penny Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the form of warrant to purchase common stock, a copy of which is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

Transferred Warrants

The Transferred Warrants have an exercise price of $11.50 per share, are fully exercisable and expire on November 10, 2027. For further information regarding the terms of the Transferred Warrants, see the section entitled “Warrants” in Exhibit 4.2 (Description of Securities) to our Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 7, 2023.

The foregoing summary of the Transferred Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the specimen warrant certificate, a copy of which is filed herewith as Exhibit 4.3 and is incorporated herein by reference.

The representations, warranties and covenants contained in the Warrants were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Warrants and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Warrants are incorporated herein by reference only to provide investors with information regarding the terms of the Warrants and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

This report does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Registration Rights Agreement

In connection with the Scilex-Oramed SPA, on the Closing Date, the Company and Oramed also entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to, among other things, (i) file with the SEC a prospectus supplement to an existing registration statement on Form S-1 (File No. 333-268603) to reflect the transfer of the Transferred Warrants to Oramed on or before October 6, 2023 and (ii) to file with the SEC on or before October 21, 2023, and keep effective, a registration statement covering the resale of the shares underlying the Penny Warrants.

The Registration Rights Agreement provides that, in the event that a registration statement has not been filed or declared effective in accordance with the terms of the Registration Rights Agreement, the Company will pay to Oramed liquidated damages for every 30-day period following the date that is 30 days from the Closing Date until such date that the registration statement is filed or declared effective. Such liquidated damages will be equal to the product of 2.0% multiplied by the sum of (x) the aggregate principal amount outstanding under the Oramed Note and (y) the aggregate Exercise Price (as defined in the Closing Penny Warrant) of the Closing Penny Warrant issued to such holder for which the underlying shares issuable pursuant to such Closing Penny Warrant are included in such registration statement. The Company and Oramed agreed to cap the liquidated damages under the Registration Rights Agreement at 12.0% of the aggregate subscription amount paid by Oramed under the Scilex-Oramed SPA.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Subsidiary Guarantee

On September 21, 2023, in connection with the Scilex-Oramed SPA, the Company and each of its subsidiaries (collectively, the “Guarantors”) entered into a subsidiary guarantee (the “Subsidiary Guarantee”) with Holder and Acquiom Agency Services LLC, as the collateral agent for the holders of the Oramed Note (the “Agent”), pursuant to which, the Guarantors have agreed to guarantee and act as surety for payment of the Oramed Note and any Additional Notes.

The foregoing summary of the Subsidiary Guarantee does not purport to be complete and is qualified in its entirety by reference to the full text of the Subsidiary Guarantee, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Security Agreement

On September 21, 2023, the Company and the Guarantors entered into a security agreement (the “Security Agreement”) with Holder and the Agent, pursuant to which the Company and the Guarantors granted to the Agent (on behalf of and for the benefit of the holders of the Oramed Note and any Additional Notes) a security interest in all or substantially all of the property of the Company and each Guarantor, respectively, to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Oramed Notes and Additional Notes and the Guarantors’ obligations under the Subsidiary Guarantee, subject to certain customary limitations. The Security Agreement contains certain customary representations, warranties and covenants regarding the collateral thereunder, in each case as more fully set forth in the Security Agreement.

The foregoing summary of the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Security Agreement, a copy of which is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

Subordination Agreement

On September 21, 2023, Scilex Pharmaceuticals, Inc., the Company’s wholly-owned subsidiary (“Scilex Pharma”) entered into a subordination agreement (the “Subordination Agreement”) with eCapital Healthcare Corp. (“ABL Lender”) and the Agent. Pursuant to the Subordination agreement, the parties agreed that ABL Lender’s rights and interests under that certain Credit and Security Agreement, dated as of June 27, 2023 (as may be amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”) previously entered into between Scilex Pharma and ABL Lender will be secured by first priority liens on certain collateral (the “ABL Priority Collateral”) and the Agents’ rights and interests under the Subsidiary Guarantee shall be secured by first priority liens on certain other collateral and second priority liens on the ABL Priority Collateral. Among other customary interlender terms, the Subordination Agreement requires that the Facility Cap (as defined in the ABL Credit Agreement) shall not exceed $30,000,000.

The foregoing summary of the Subordination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subordination Agreement, a copy of which is filed herewith as Exhibit 10.5 and is incorporated herein by reference.

Stock Purchase Agreement with Sorrento

On the Closing Date, in connection with the Scilex-Oramed SPA, the Company and Sorrento entered into and consummated the transactions contemplated by that certain Stock Purchase Agreement (the “Sorrento SPA”), dated as of September 21, 2023, pursuant to which, among other things, the Company purchased from Sorrento (i) 60,068,585 shares of Common Stock, (ii) 29,057,097 shares of Series A Preferred Stock, and (iii) warrants exercisable for 4,490,617 shares of Common Stock, each with an exercise price of $11.50 per share ((i) through (iii) collectively, the “Purchased Securities”). The aggregate consideration for the Purchased Securities was (i) $100,000,000 (the “DIP Amount”), which such amount is satisfied by the Company’s assumption of the Debtors’ outstanding obligations under the Senior DIP Facility (the “Oramed DIP Assumption”), (ii) a credit bid, on a dollar-for-dollar basis, pursuant to Section 363(k) of the Bankruptcy Code, in respect of any and all amounts of principal and accrued but unpaid interest outstanding, and any other obligations of the Debtors, in each case, under the Junior DIP Facility as of the Closing Date (the “Credit Bid Amount”), (iii) $10,000,000 in cash (the “Cash Payment”) and (iv) the assumption and assignment of certain obligations of Sorrento for legal fees and expenses in the approximate amount of $12.25 million (the “Legal Fee Assumption” and, together with the DIP Amount, the Credit Bid Amount and the Cash Payment, the “Purchase Price”). Following the sale of the Purchased Securities, Sorrento retains 1,917,210 shares of Common Stock in abeyance for the benefit of certain holders of warrants to purchase shares of common stock of Sorrento who may be entitled to receive shares of Common Stock pursuant to the terms of the applicable warrants as a result of the previously declared and announced dividend of shares of Common Stock by Sorrento.

Subject to the terms and conditions of the Sorrento SPA, for up to 120 days, Sorrento will continue to provide the Company certain transition services that it previously provided the Company on the same terms and conditions previously provided.

The foregoing summary of the Sorrento SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the Sorrento SPA, a copy of which is filed herewith as Exhibit 10.6 and is incorporated herein by reference.

The representations, warranties and covenants contained in the Sorrento SPA were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Sorrento SPA, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Sorrento SPA is incorporated herein by reference only to provide investors with information regarding the terms of the Sorrento SPA, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Special Purpose Vehicles

Pursuant to the Scilex-Oramed SPA, and in connection with the transactions consummated pursuant to the Sorrento SPA, prior to the Closing Date, the Company formed (a) SCLX DRE Holdings LLC, a single purpose entity that is a direct wholly owned subsidiary of the Company (“Holdco”) and (b) SCLX Stock Acquisition JV LLC, a single purpose bankruptcy-remote entity that is an indirect wholly owned subsidiary of the Company (“SCLX JV”). The Company formed Holdco to hold all of the equity interests in SCLX JV. Holdco and SCLX JV are parties to the Security Agreement and Subsidiary Guarantee. The voting and dispositive power of the equity securities of the Company (including the Series A Preferred Stock) held by SCLX JV are subject to the control of an independent manager until such time as the Oramed Note and any Additional Notes are paid in full.

Oramed DIP Assumption and Assignment Agreement

In connection with the Oramed DIP Assumption, on September 21, 2023, the Company entered into an assignment, assumption and release agreement (the “DIP Assignment Agreement”) with the Debtors. Pursuant to the DIP Assignment Agreement, the Debtors assigned and transferred to the Company all of their rights, title and interest and duties, liabilities and obligations under that certain Senior Secured, Super-Priority Debtor-In-Possession Loan and Security Agreement entered into by the Debtors and Oramed on August 9, 2023, to provide the Senior DIP Facility. On the Closing Date, the Debtors’ aggregate outstanding obligations under the Senior DIP Facility was $101,875,000, comprised of $100,000,000 of principal, $875,000 accrued and unpaid interest and $1,000,000 in fees and expenses payable under the Senior DIP Facility (the “DIP Facility Obligations”).

The foregoing summary of the DIP Assignment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the DIP Assignment Agreement, a copy of which is filed herewith as Exhibit 10.7 and is incorporated herein by reference.

Credit Bid Pay-Off Letter

Pursuant to the Sorrento SPA, in connection with acquiring the Purchased Securities, the Company made a credit bid, on a dollar-for-dollar basis, pursuant to Section 363(k) of the Bankruptcy Code, in respect of the obligations of the Debtors under the Loan Agreement, accrued and outstanding as of September 21, 2023 for the Credit Bid Amount. As noted above, the Credit Bid Amount is part of the Purchase Price for Purchased Securities. On September 21, 2023, the Company entered into a letter agreement (the “Pay-Off Letter”) with the Debtors, pursuant to which, upon Closing (as defined in the Sorrento SPA), the Loan Agreement, that certain Intellectual Property Security Agreement, dated as of July 28, 2023, by the Debtors in favor of the Company, any other Loan Document (as defined in the Loan Agreement) and any other notes, security agreements, mortgages, pledge agreements, guarantees or other agreements, documents, certificates or instruments related thereto automatically terminated, and all obligations thereunder were paid and discharged in full.

The foregoing summary of the Pay-Off Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Pay-Off Letter, a copy of which is filed herewith as Exhibit 10.8 and is incorporated herein by reference.

Legal Fee Assumption Letter Agreement

In connection with the Legal Fee Assumption in accordance with the Sorrento SPA, the Company and Sorrento entered into a letter agreement (the “Letter Agreement”) on the Closing Date, pursuant to which, among other things, the Company agreed to assume all of Sorrento’s obligations for certain legal fees and expenses in the aggregate amount of approximately $12.25 million.

The foregoing summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed herewith as Exhibit 10.9 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Sorrento and the Company were parties to that certain Stockholder Agreement, dated as of September 12, 2022 (the “Stockholder Agreement”), pursuant to which Sorrento had certain preferential contractual rights as a holder of Series A Preferred Stock. After a hearing before the Bankruptcy Court on September 12, 2023, the Bankruptcy Court entered a final order approving, among other things, the termination of the Stockholder Agreement, upon the closing of the transactions described in Item 1.01. Accordingly, the Stockholder Agreement terminated on the Closing Date.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 regarding the Scilex-Oramed SPA, the Subsidiary Guarantee, the Security Agreement, the Subordination Agreement, the DIP Assignment Agreement, the Pay-Off Letter and the Letter Agreement is hereby incorporated by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 regarding the Oramed Note and the Warrants is hereby incorporated by reference. The Oramed Note and Warrants were issued to Oramed in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Oramed has represented to the Company that it is an “accredited investor,” as defined in Regulation D, and will acquire such Oramed Note and Warrants for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

Except for the registration rights contemplated by the Registration Rights Agreement with respect to the resale of the shares of Common Stock underlying the Warrants, the Oramed Notes and Warrants will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor the Scilex-Oramed SPA is an offer to sell or the solicitation of an offer to buy shares of Common Stock or any other securities of the Company.

Item 5.01.	Change in Control of Registrant

Reference is made to the information contained in Item 1.01 to this Current Report, which is incorporated herein by reference. Prior to the closing of the transactions contemplated by the Sorrento SPA, Sorrento controlled a majority of the voting power of our outstanding shares of capital stock entitled to vote. Upon the closing of the transactions contemplated by the Sorrento SPA and the Company’s purchase of, and Sorrento’s sale of, the Purchased Securities, Sorrento no longer holds a majority of the voting power of the Company’s outstanding capital stock entitled to vote.

Item 7.01. Regulation FD Disclosure.

On September 21, 2023, the Company issued a press release disclosing the transaction described herein. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing by the Company, under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Senior Secured Promissory Note issued to Oramed Pharmaceuticals, Inc.

4.2	Form of Scilex Holding Company Warrant to Purchase Common Stock.

4.3	Specimen Warrant Certificate of Scilex Holding Company (f/k/a Vickers Vantage Corp. I ) (incorporated by reference to Exhibit 4.3 of Vickers’s Form S-1 (File No. 333-251352), filed with the SEC on December 15, 2020).

10.1+	Securities Purchase Agreement, dated September 21, 2023, by and between Scilex Holding Company, Oramed Pharmaceuticals Inc., and Acquiom Agency Services LLC.

10.2	Registration Rights Agreement, dated September 21, 2023, by and between Scilex Holding Company and Oramed Pharmaceuticals Inc.

10.3+	Subsidiary Guarantee, dated September 21, 2023, made by certain of the Company’s subsidiaries in favor of the holders of that certain Senior Secured Promissory Note dated as of the date thereof due March 21, 2025 in the original aggregate principal amount of $101,875,000.

10.4	Security Agreement, dated September 21, 2023, by and among Scilex Holding Company, the Subsidiaries of the Company party thereto, Oramed Pharmaceuticals Inc. and Acquiom Agency Services LLC.

10.5	Subordination Agreement, dated September 21, 2023, by and among eCapital Health Corp., Scilex Pharmaceuticals Inc. and Acquiom Agency Services LLC.

10.6+	Stock Purchase Agreement, dated September 21, 2023, by and between Scilex Holding Company and Sorrento Therapeutics, Inc.

10.7	Assignment, Assumption and Release Agreement, dated September 21, 2023, by and among Scilex Holding Company, Oramed Pharmaceuticals Inc., Sorrento Therapeutics, Inc. and Scintilla Pharmaceuticals, Inc.

10.8+	Letter Agreement, dated September 21, 2023, by and among Scilex Holding Company, Sorrento Therapeutics, Inc. and Scintilla Pharmaceuticals, Inc.

10.9+	Letter Agreement, dated September 21, 2023, by and between Scilex Holding Company and Sorrento Therapeutics, Inc.

99.1	Press Release dated September 21, 2023.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

+

Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

Date: September 26, 2023